SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2004

HERBST GAMING, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

0-71044	88-0446145
(Commission File Number)	(IRS Employee Identification No.)

3440 West Russell Road, Las Vegas, Nevada	89118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 889-7695

Not Applicable
(Former name or former address, if changed since last report.)

ITEM 5.     OTHER EVENTS.

On July 20, 2004, Herbst Gaming, Inc. (the “Company”) entered into a definitive agreement to purchase the riverboat casino assets of Grace Entertainment Inc. for a cash purchase price of approximately $287 million.  These assets include the St. Jo Frontier Casino, in St. Joseph, Missouri, the Mark Twain Casino in La Grange, Missouri, and Lakeside Casino Resort in Osceola, Iowa.  Closing of the transaction is conditioned upon, among other things, obtaining all applicable governmental approvals.

The information set forth in the Company’s press release regarding this transaction is incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)          Not Applicable.

(b)         Not Applicable.

(c)          Exhibits.

Exhibit Number	Description

99.01	Press release issued by Herbst Gaming, Inc. on July 20, 2004 (announcing entry into definitive agreement to purchase riverboat casino assets of Grace Entertainment Inc.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERBST GAMING, INC.
(Registrant)

Date: July 20, 2004	By:	/s/ Mary E. Higgins
Mary E. Higgins
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release issued by Herbst Gaming, Inc. on July 20, 2004 (announcing entry into definitive agreement to purchase riverboat casino assets of Grace Entertainment Inc.).